UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2008

TERRESTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33546	93-0976127
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor

Reston, VA 20190

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    703-483-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 5, 2008, TerreStar Corporation, a Delaware corporation (the “Company”), and its subsidiary, TerreStar Networks Inc. (“TerreStar”), entered into a Master Investment Agreement (the “EchoStar Investment Agreement”), dated February 5, 2008, with EchoStar Corporation (“EchoStar”). In addition, on February 5, 2008, the Company and TerreStar entered into a Master Investment Agreement (the “Harbinger Investment Agreement”), dated February 5, 2008, with certain affiliates of Harbinger Capital Partners (“Harbinger”).

The EchoStar Investment Agreement provides for, among other things, (i) purchase by EchoStar of $50 million of 15.0% Senior Secured PIK Notes due 2014 (the “Secured PIK Notes”) under TerreStar’s existing high-yield indenture, (ii) purchase by EchoStar of $50 million of TerreStar’s newly issued 6.5% Senior Exchangeable PIK Notes due 2014, exchangeable for the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion price of $5.57 per share (the “Exchangeable Notes”) and (iii) a commitment to lend $50 million to TerreStar pursuant to the Credit Agreement described in Item 2.03 below.

The Harbinger Investment Agreement provides for, among other things, (i) purchase by Harbinger of $50 million of Exchangeable Notes and (ii) a commitment to lend $50 million to TerreStar pursuant to the Credit Agreement described in Item 2.03 below.

In addition, existing institutional shareholders of the Company entered into separate investment agreements (“Shareholder Investment Agreements”) to purchase in the aggregate $50 million of the Exchangeable Notes.

On February 5, 2008, EchoStar, the Company and TerreStar also entered into a Spectrum Agreement (the “EchoStar Agreement”), dated February 5, 2008, which provides for the lease to TerreStar of EchoStar’s current holdings of 1.4 GHz spectrum with an option to acquire the special purpose company through which EchoStar holds these licenses in exchange for the issuance of 30 million shares of Common Stock.

On February 5, 2008, Harbinger and the Company entered into a Spectrum Contribution Agreement (the “Harbinger Contribution Agreement”), dated February 5, 2008, which provides that, following shareholder approval, Harbinger will assign to the Company its rights to the 1.4 GHz spectrum with an option to purchase these licenses in exchange for the issuance of 1.2 million of the Company’s Series E Junior Participating Preferred Stock, par value $0.01 per share, convertible into 30 million shares of Common Stock (the “Junior Preferred”).

As a result of this transaction, the Boards of Directors of both the Company and TerreStar will expand to eight members and, depending on stock holdings, EchoStar and Harbinger each will have the right to nominate up to two members of each board.

The EchoStar Investment Agreement, Harbinger Investment Agreement, Shareholder Investment Agreements, EchoStar Agreement and the Harbinger Contribution Agreement contain representations, warranties, covenants and indemnities by the Company and TerreStar customary for transactions of this nature.

The Company, TerreStar, EchoStar, Harbinger and the existing institutional shareholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated February 5, 2008, containing customary terms and conditions providing for the registration of Common Stock to be issued in these transactions.

Aggregate gross proceeds to the Company from the transactions contemplated by the EchoStar Investment Agreement, Harbinger Investment Agreement and the Shareholder Investment Agreements are expected to be $297 million in cash, of which approximately $200 million was made available at closing and the balance of which will be dedicated to funding the TerreStar-2 satellite.

In addition to shareholder approval, the spectrum transactions will also be subject to certain government approvals.

The descriptions of the terms of the EchoStar Investment Agreement, Harbinger Investment Agreement, Shareholder Investment Agreement, EchoStar Agreement, Harbinger Contribution Agreement, and the Registration Rights Agreement, contained in this Item 1.01 are summaries and do not purport to be complete, and are qualified in their entirety by reference to the copies of the EchoStar Investment Agreement, Harbinger Investment Agreement, EchoStar Agreement, Harbinger Contribution Agreement and the Registration Rights Agreement, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 4.5, respectively, each of which is incorporated herein by reference.

The description of the Credit Agreement is incorporated herein by reference to Item 2.03. The description of the Credit Agreement is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the Credit Agreement, attached hereto as Exhibit 4.1, which is incorporated herein by reference.

The descriptions of the First Supplemental Indenture and the Second Supplemental Indenture are incorporated herein by reference to Item 2.03. The descriptions of the First Supplemental Indenture and the Second Supplemental Indenture are summaries and do not purport to be complete, and are qualified in their entirety by reference to the copy of the First Supplemental Indenture and the Second Supplemental Indenture, attached hereto as Exhibits 4.2 and 4.3, respectively, and the Senior PIK Notes Indenture, dated February 14, 2007, between TerreStar and U.S. Bank National Association, as trustee, filed with the SEC on Current Report on Form 8-K dated February 14, 2007, which are incorporated herein by reference.

The descriptions of the Exchangeable Notes and the related indenture are incorporated herein by reference to Item 2.03. The descriptions of the Exchangeable Notes and the related indenture are summaries and do not purport to be complete, and are qualified in their entirety by reference to the copy of the Indenture (including the Form of the Exchangeable Note), attached hereto as Exhibit 4.4, which is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance

Sheet Arrangement of a Registrant.

Credit Agreement:

On February 5, 2008, TerreStar entered into a $100,000,000 Purchase Money Credit Agreement (the “Credit Agreement”), dated February 5, 2008, among TerreStar, as the borrower, the guarantors party thereto from time to time, U.S. Bank National Association, as collateral agent, and Harbinger and EchoStar, as lenders.

The Credit Agreement has a maturity date of the earlier to occur of February 5, 2013 and July 23, 2008, if the necessary shareholder approvals are not effective prior to such date.

In connection with the closing of the transaction, the Company obtained required shareholder consents approving the issuance of Common Stock and Junior Preferred (and the Common Stock issuable upon conversion of such Junior Preferred) issuable in connection with the EchoStar Agreement and Harbinger Contribution Agreement and upon exchange of the Exchangeable Notes and to increase the number of shares of Common Stock authorized under the Company’s Certificate of Incorporation from 200 million shares to 240 million shares. Such shareholder approvals are not effective until 20 days after the mailing of an information statement to the shareholders of the Company.

Amounts outstanding under the Credit Agreement will bear interest at a rate of 14% per annum. Such interest rate will be increased by 1% from March 1, 2008 until the necessary shareholder approvals are effective if the Company does not submit an information statement in connection with obtaining shareholder approval to the Securities and Exchange Commission (the “SEC”) on or prior to February 29, 2008 and by 1% from May 1, 2008 until the necessary shareholder approvals are effective if the Company does not submit an information statement in connection with obtaining shareholder approval to the shareholders on or prior to April 30, 2008.

The Credit Agreement contains several restrictive covenants customary for credit facilities of this type, including, but not limited to the following: limitations on incurrence of additional indebtedness, limitation on liens, limitation on asset sales of collateral and limitation on transactions with affiliates. The Credit Agreement also contains certain events of default customary for credit facilities of this type (with customary grace periods, as applicable). If any events of default occur and are not cured within the applicable grace periods or waived, the outstanding loans may be accelerated. The financing will be advanced as required and used to fund the completion and launch of the TerreStar-2 satellite.

Secured PIK Notes:

On February 7, 2008, in connection with the issuance of Secured PIK Notes to EchoStar, TerreStar entered into the First Supplemental Indenture (the “First Supplemental Indenture”), dated February 7, 2008, among TerreStar, certain guarantors party thereto and U.S. Bank National Association, as trustee, providing for additional subsidiary guarantees, and the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated February 7, 2008, between TerreStar and U.S. Bank National Association, as trustee, providing that the Secured PIK Notes issued to EchoStar constitute additional notes under the indenture.

Exchangeable Notes:

On February 7, 2008, in connection with the Exchangeable Notes, the Company, TerreStar and U.S. Bank National Association, as trustee, entered into the Exchangeable Notes Indenture dated February 7, 2008 (the “Indenture”). Under the Indenture, TerreStar may issue up to $150 million aggregate principal amount of Exchangeable Notes. A copy of the Indenture is filed herewith as Exhibit 4.4.

The Exchangeable Notes bear interest at a rate of 6.5% per annum and will mature on June 15, 2014. Interest on the Exchangeable Notes is payable quarterly, payable in kind through March 15, 2011 and thereafter payable in cash. Such interest rate will be increased by 1% from March 1, 2008 until the necessary shareholder approvals are effective if the Company does not submit an information statement in connection with obtaining shareholder approval to the SEC on or prior to February 29, 2008 and by 1% from May 1, 2008 until the necessary shareholder approvals are effective if the Company does not submit an information statement in connection with obtaining shareholder approval to the shareholders on or prior to April 30, 2008.

The Exchangeable Notes rank senior in right of payment to all existing and future subordinated indebtedness and pari passu with all other unsubordinated indebtedness. The Exchangeable Notes are guaranteed by subsidiaries of TerreStar.

If there is a change of control of the Company or TerreStar, TerreStar will make an offer in cash or, at the election of the holders, in Common Stock equal to 111% of the principal amount of the Exchangeable Notes. If any holder elects to receive shares, such payment will be an amount of shares equal to 115% of the number of shares otherwise exchangeable.

If shareholder approval is not obtained by July 23, 2008, TerreStar will make an offer to repurchase all or any part of the Exchangeable Notes at an offer price in cash equal to 100% of the principal amount of the Exchangeable Notes repurchased.

At any time and from time to time following shareholder approval until maturity, (a) Harbinger has the right to exchange some or all of the principal of and the accrued and unpaid interest on its Exchangeable Notes into Junior Preferred and (b) each other holder of Exchangeable Notes has the right to exchange some or all of the principal of and the accrued and unpaid interest on its Exchangeable Notes into Common Stock, in each case, at an exchange rate based on a price per share of Common Stock of $5.57, subject to (x) customary adjustments and (y) limitations on exercise of exchange rights to the extent that such exchange would be a change-of-control for purposes of the currently outstanding Secured PIK Notes, the Series A Cumulative Exchangeable Preferred Stock, the Series B Cumulative Preferred Stock or Section 382 of the Internal Revenue Code.

Junior Preferred (a) subject to certain conditions, is convertible into Common Stock, (b) has no voting rights except as required by Delaware law, and (c) with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Company, (i) ranks junior to the currently outstanding series A and series B preferred stock of the Company and all future preferred stock of the Company, (ii) has a preference on liquidation or winding up of the Company of $.0001 per share and (iii) otherwise ranks equal to and participate with the Common Stock on a pro rata basis.

The Indenture contains several restrictive covenants, including, but not limited to the following: limitation on incurrence of additional indebtedness similar to the Secured PIK Notes except for deletion of certain baskets, limitation on liens, limitation on transactions with affiliates and limitation on lines of business.

The Indenture contains customary terms relating to events of default occurring and continuing, and provides that either the trustee or the holders of not less than 30% in outstanding principal amount of Exchangeable Notes may declare the principal of the Exchangeable Notes and any accrued and unpaid interest through the date of such declaration due and payable.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 2.03 hereof is incorporated herein by reference.

The issuance and sale of Exchangeable Notes, Secured PIK Notes, the Common Stock and the Junior Preferred pursuant to the EchoStar Investment Agreement, Harbinger Investment Agreement and Shareholder Investment Agreements is exempt from registration under the

Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. Each purchaser of the Exchangeable Notes, Secured PIK Notes, the Common Stock and the Junior Preferred has represented to the Company that it is an institutional “accredited investor” as defined in Rule 501(a) and the Exchangeable Notes, Secured PIK Notes, the Common Stock and the Junior Preferred are being acquired for investment. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Exchangeable Notes, Secured PIK Notes, the Common Stock and the Junior Preferred and has not offered securities to the public in connection with this issuance and sale.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Purchase Money Credit Agreement, dated February 5, 2008, among TerreStar Network Inc., as the borrower, the guarantors party thereto from time to time and U.S. Bank National Association, as collateral agent, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and EchoStar Corporation, as lenders.

4.2	First Supplemental Indenture, dated February 7, 2008, among TerreStar Network Inc., as the issuer, certain guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Second Supplemental Indenture, dated February 7, 2008, among TerreStar Network Inc., as the issuer, certain guarantors party thereto and U.S. Bank National Association, as trustee (includes form of note).

4.4	Indenture, dated February 7, 2008, among TerreStar Network Inc., as the issuer, the Company, certain subsidiaries of TerreStar Network Inc. and U.S. Bank National Association, as trustee (includes form of note).

4.5	Registration Rights Agreement, dated February 5, 2008, among the Company, TerreStar Network Inc., EchoStar Corporation, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and other institutional investors party thereto.

10.1	Master Investment Agreement, dated February 5, 2008, among the Company, TerreStar Network Inc. and EchoStar Corporation.

10.2	Master Investment Agreement, dated February 5, 2008, among the Company, TerreStar Network Inc. and Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P.

10.3	Form of Purchase Agreement.

10.4	Spectrum Agreement, dated February 5, 2008, among the Company, TerreStar Network Inc. and EchoStar Corporation.

10.5	Spectrum Contribution Agreement, dated February 5, 2008, among the Company and Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Jeffrey W. Epstein
Name: Title:	Jeffrey W. Epstein General Counsel and Secretary

Date: February 8, 2008